Exhibit 31.1
CERTIFICATIONS
I, Douglas C. MacLellan, certify that:
     1. I have reviewed this Amendment No. 2 on Form 10-QSB/A for the period ended September 30, 2007 of AMDL, Inc. (the “Company”);
     2. Based on my knowledge, this Amendment No. 2 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amended quarterly report;
     3. Based on my knowledge, the financial statements, and other financial information included in this Amendment No. 2, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in the quarterly report, which it amends;
     4. The small business issuer’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the small business issuer and have:
a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)	evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

c)	disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s first fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and
     5. The small business issuer’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent functions):
a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 14, 2008

/s/ Douglas C. MacLellan Douglas C. MacLellan
Chief Executive Officer

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